BASIC MATERIALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

Silver Wheaton Corp.*†

63,072

$

1,070,332

FMC Corp.†

19,132

1,043,651

Rio Tinto PLC — SP ADR

13,433 $

5,640,517

Cleveland-Cliffs, Inc.†

10,331

1,041,365

ArcelorMittal†

66,028

5,107,266

Carpenter Technology Corp.

13,850

1,041,105

Monsanto Co.

39,303

4,389,752

Airgas, Inc.

19,699

1,026,515

The Mosaic Co.*

44,855

4,231,621

Harmony Gold Mining Co. Ltd.

Potash Corporation of

— SP ADR*

99,050

1,021,206

Saskatchewan

26,600

3,829,336

Reliance Steel & Aluminum

Barrick Gold Corp.

72,331

3,041,519

Co.

18,210

986,982

E.I. du Pont de Nemours and

International Flavors &

Co.

68,541

3,021,973

Fragrances, Inc.†

20,425

983,055

Freeport-McMoRan Copper &

Meridian Gold, Inc.*

27,400

972,700

Gold, Inc. — Class B

29,264

2,997,804

Ball Corp.

21,580

971,100

Dow Chemical Co.

73,109

2,881,957

Albemarle Corp.†

23,338

962,693

Alcoa, Inc.

75,051

2,743,114

Sonoco Products Co.

28,635

935,792

Praxair, Inc.

30,864

2,737,945

Titanium Metals Corp.†

34,814

920,830

Goldcorp, Inc.†

75,971

2,577,696

Domtar Corp.*

118,700

912,803

Southern Copper Corp.†

24,025

2,525,748

Sealed Air Corp.†

38,677

894,986

Newmont Mining Corp.

48,433

2,364,983

Pan American Silver Corp.*

25,500

890,715

Air Products & Chemicals, Inc.

23,596

2,327,273

Pactiv Corp.*

32,926

876,819

Vulcan Materials Co.†

26,363

2,085,050

Randgold Resources Ltd. — SP

Nucor Corp.

35,193

2,084,129

ADR†

23,600

876,268

United States Steel Corp.

16,651

2,013,272

Lubrizol Corp.

15,958

864,285

Cemex SA de CV — SP

Commercial Metals Co.

29,322

863,533

ADR*†

77,674

2,007,873

AptarGroup, Inc.†

20,890

854,610

Weyerhaeuser Co.†

26,890

1,982,869

Cytec Industries, Inc.

13,813

850,605

Ecolab, Inc.†

36,370

1,862,508

Packaging Corporation of

Kinross Gold Corp.*†

99,124

1,823,882

America

29,891

842,926

Agrium, Inc.†

24,993

1,804,745

Nalco Holding Co.†

34,815

841,827

International Paper Co.†

54,160

1,753,701

Bemis Co.†

29,601

810,475

AngloGold Ashanti Ltd. — SP

Smurfit-Stone Container

ADR†

39,800

1,703,838

Corp.*†

73,067

771,588

Rohm & Haas Co.†

31,119

1,651,485

Iamgold Corp.

93,523

757,536

PPG Industries, Inc.

22,998

1,615,150

RPM International, Inc.†

36,778

746,593

CF Industries Holdings, Inc.†

13,900

1,529,834

Silver Standard Resources,

Cia de Minas Buenaventura SA

Inc.*†

20,412

745,650

— SP ADR†

26,400

1,494,240

Rockwood Holdings, Inc.*†

22,196

737,351

Owens-Illinois, Inc.*

29,925

1,481,287

Ashland, Inc.

15,501

735,212

Agnico-Eagle Mines Ltd.†

26,446

1,444,745

Hercules, Inc.†

37,307

721,890

Sigma-Aldrich Corp.†

25,637

1,399,780

Century Aluminum Co.*

13,300

717,402

Gold Fields Ltd. — SP ADR

95,171

1,351,428

Cabot Corp.

21,269

709,108

Steel Dynamics, Inc.†

21,860

1,302,200

Valspar Corp.

31,270

704,826

Terra Industries, Inc.*†

27,200

1,299,072

Scotts Miracle-Gro Co. —

Allegheny Technologies, Inc.

14,997

1,295,741

Class A†

18,820

704,244

Celanese Corp.

30,424

1,287,544

Silgan Holdings, Inc.

13,038

677,194

MeadWestvaco Corp.

38,273

1,197,945

Eldorado Gold Corp.*

116,476

675,561

Huntsman Corp.

45,627

1,172,614

W.R. Grace & Co.*†

25,100

657,118

Martin Marietta Materials, Inc.†

8,792

1,165,819

Texas Industries, Inc.

9,247

648,215

AK Steel Holding Corp.*

24,100

1,114,384

Chemtura Corp.

80,183

625,427

Yamana Gold, Inc.

86,100

1,114,134

Louisiana-Pacific Corp.

37,605

514,436

Crown Holdings, Inc.*

42,066

1,078,993

Worthington Industries, Inc.†

28,596

511,296

Eastman Chemical Co.†

17,582

1,074,084

Temple-Inland, Inc.†

21,728

453,029

1

BASIC MATERIALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Shares

Value

Forestar Real Estate Group,

Inc.*

7,076

$

166,923

Guaranty Financial Group,

Inc.*

7,076

__________

113,216

Total Common Stocks

(Cost $98,292,712)

131,061,843

__________

Face

Amount

REPURCHASE AGREEMENTS 0.5%

Collateralized by U.S. Treasury

Obligations

Lehman Brothers Holdings, Inc.

issued 12/31/07 at 1.00% due

01/02/08

$

577,689

__________

577,689

Total Repurchase Agreements

(Cost $577,689)

__________

577,689

SECURITIES LENDING COLLATERAL 22.5%

Investment in Securities Lending Short

Term

Investment Portfolio held

by U.S. Bank

29,580,050

__________

29,580,050

Total Securities Lending Collateral

(Cost $29,580,050)

29,580,050

__________

Total Investments 122.6%

(Cost $128,450,451)

$ 161,219,582

___________

Liabilities in Excess of Other

Assets – (22.6)%

$ (29,668,123)

___________

Net Assets – 100.0%

$ 131,551,459

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at

December 31, 2007.

ADR – American Depository Receipt

2